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                                                                    EXHIBIT 10.2

                                    CONSULTING AGREEMENT


         THIS AGREEMENT, entered into this 16th of January, 1999, by and between LEHIGH ONE INCORPORATED (hereinafter referred to as the "Corporation"), a Florida corporation in the process of organizing a national bank to be situated in Lee County, Florida, which will operate under the name Lehigh Acres First National Bank (hereafter referred to as the "Bank") and LLOYD J. WEBER, (hereinafter referred to as the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Corporation is in the process of organizing the Bank and is desirous of engaging the Consultant to assist it in certain organizational matters; and

         WHEREAS, the Consultant is desirous of providing consulting services to the Corporation with regard to the organization of the Bank, and to serve as President and Chief Executive Officer of the Bank after its charter has been approved, which the bank is to be owned by a Bank Holding Company (the "Holding Company"), which will be organized to own all of the stock of the Bank.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. ENGAGEMENT. The Corporation agrees to engage the Consultant and the Consultant agrees to provide consulting services to the Corporation relating to the regulatory process associated with the Corporation's application for the Bank's charter and for permission to form the Bank Holding Company, and the development of organizational and business plans relating to the operation of the Bank and the Holding Company.

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         2. TERM. The term of this Agreement shall commence on January 16, 1999, and shall continue for a period of three months. In the event that the Bank receives the necessary charter approval from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation within the term of this Agreement, the Bank will automatically extend this Agreement for an additional six months or until the Bank has opened for business, but not to extend past March 30, 2000.

         3. SERVICES. The Consultant shall exert his best efforts and devote substantially all of his time and attention to the organizational matters of the Bank and the Holding Company.

         4. COMPENSATION. As compensation for the Consultant's services, the Corporation shall pay to the Consultant in advance a fee of Four Thousand ($4,000) Dollars per month until such time the charter application is approved by all regulatory authorities. Upon receipt of an unconditional approval of the charter or all conditional terms are met as requested by a regulatory authority, the Corporation shall increase said compensation to Six Thousand Five Hundred ($6,500) per month the next payment date. The increased rate of compensation will remain in effect until the Bank has opened for business.

          5. EXPENSES.

                  a.) INSURANCE. The Corporation will provide the Consultant with mutually agreeable insurance policies covering health, dental, life and disability. Alternatively, the Corporation may reimburse the Consultant for the cost of continuing Consultant's existing group health, dental, life and disability insurance until such time as the Consultant and the Bank enter into Employment Agreement, as hereinafter. The cost of said insurance payments shall not exceed $600.00 per month.

                  b.) OTHER EXPENSES. The Consultant shall also be entitled to reimbursement for all reasonable expenses incurred by him in the performance of his duties upon presentation of a voucher, and appropriate receipts, indicating the amount and the business purposes.

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         6. TERMINATION. In the event of the Consultant's death or in the event the Consultant is prevented from rendering services by-reason of illness, incapacity or injury for a period of sixty (60) consecutive days during the term of this Agreement or in the event the Consultant fails to perform the services required hereunder, then and in such event the Corporation may terminate this Agreement upon written notice to the Consultant. If the Agreement is terminated for other than cause, as cause is defined in the Employment Agreement dated October 9, 1998, and the Consultant has commenced providing services, then the Corporation shall continue to compensate the Consultant under Section 4 above for a period of two weeks from date of notification In the event Consultant voluntarily terminates his services then the Consultant shall receive no further compensation.

         The Consultant agrees that for a period of nine (9) months after termination of his employment with the Corporation in any manner with, whether with or without cause, Consultant will not, within fifty miles of the Corporation's headquarters located at 5300 Lee Boulevard, Lehigh Acres, Florida, directly or indirectly engaging in the business of banking, or in any competitive business shall include engaging in such business as owner, partner or agent, or as employee or consultant of any person, firm or corporation engaged in such business, or in being interested directly or indirectly in any such business conducted by any person, firm or corporation.

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          7. RATIFICATION OF EMPLOYMENT AGREEMENT. In the event the Bank is granted its charter and the requisite amount of capital has been raised to permit the Bank to open for business, the shareholders of the Corporation agree to ratify and approve, on behalf of the Bank, the Employment Agreement dated October 9, 1998. The shareholders of the Corporation shall also cause the Board of Directors of the Bank to ratify and approve such Employment Agreement. Upon approval by the Bank's Board of Directors of the Employment Agreement, the Consultant agrees to enter into said Employment Agreement and perform the duties enumerated therein as the President and Chief Executive Officer of the Bank. Each shareholder of the Corporation represents to the Consultant that he will vote for the approval of said Employment Agreement at the initial Board of Directors meeting of the Bank, and that they, as a group, will have sufficient votes to ratify said Employment Agreement.

          8. NOTICES. All notices request, demands and other communication provided for by this Agreement shall be in writing and shall be deemed to have been given at the time and then mailed at any general or branch United States Post Office enclosed in a certified, postage pre-paid envelope, and addressed to the address of the respective parties states below, or as such party may have fixed by notice:

                            To the Corporation:
                                     5300 Lee Boulevard
                                     Lehigh Acres, Florida 33971

                            To the Consultant:
                                     Fairways I, Apartment 102A
                                     Joel Boulevard
                                     Lehigh Acres, Florida 33972


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     9.   SUCCESSORS AND ASSIGNS. This agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Consultant may not assign his right to payment nor his obligations under this Agreement.

    10. GOVERNING LAW. This agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Florida.

    11. MISCELLANEOUS. This agreement supersedes all prior understandings and agreements between the parties, and may not be amended orally, but only in writing signed by the parties hereto.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                   LEHIGH ONE INCORPORATED


                                   By: /s/ James D. Hull
                                       -------------------------------------
                                       JAMES D. HULL, President


                                   Attest: /s/ Benjamin Bell
                                           ---------------------------------
                                           BENJAMIN BELL, Vice President

(CORPORATE SEAL)

                                   /s/ Lloyd J. Weber
                                   -----------------------------------------
                                   LLOYD J. WEBER, Consultant



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